Exhibit (d)(3)(iii)

SCHEDULE B

TO PROFUNDS AMENDED RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PROFUNDS VP

Effective May 1, 2021 through April 30, 2022

Fund Name	Expense Limit
ProFund VP Asia 30	1.68%
ProFund VP Banks	1.68%
ProFund VP Basic Materials	1.68%
ProFund VP Bear	1.68%
ProFund VP Biotechnology	1.68%
ProFund VP Bull	1.68%
ProFund VP Consumer Goods	1.68%
ProFund VP Consumer Services	1.68%
ProFund VP Dow 30	1.68%
ProFund VP Emerging Markets	1.68%
ProFund VP Europe 30	1.68%
ProFund VP Falling U.S. Dollar	1.68%
ProFund VP Financials	1.68%
ProFund VP Government Money Market	1.35%
ProFund VP Health Care	1.68%
ProFund VP Industrials	1.68%
ProFund VP International	1.68%
ProFund VP Internet	1.68%
ProFund VP Japan	1.68%
ProFund VP Large-Cap Growth	1.68%
ProFund VP Large-Cap Value	1.68%
ProFund VP Mid-Cap	1.68%
ProFund VP Mid-Cap Growth	1.68%
ProFund VP Mid-Cap Value	1.68%
ProFund VP Oil & Gas	1.68%
ProFund VP NASDAQ-100	1.68%
ProFund VP Pharmaceuticals	1.68%
ProFund VP Precious Metals	1.68%
ProFund VP Real Estate	1.68%
ProFund VP Rising Rates	1.68%
ProFund VP Semiconductor	1.68%
ProFund VP Short Dow 30	1.68%
ProFund VP Short Emerging Markets	1.68%
ProFund VP Short Mid-Cap	1.68%
ProFund VP Short International	1.68%
ProFund VP Short NASDAQ-100 Fund Name	1.68% Expense Limit
ProFund VP Short Small-Cap	1.68%
ProFund VP Small-Cap	1.68%
ProFund VP Small-Cap Growth	1.68%
ProFund VP Small-Cap Value	1.68%
ProFund VP Technology	1.68%
ProFund VP Telecommunications	1.68%
ProFund VP U.S. Government Plus	1.38%
ProFund VP UltraBull	1.68%
ProFund VP UltraMid-Cap	1.68%
ProFund VP Ultra NASDAQ-100	1.68%
ProFund VP UltraShort Dow 30	1.68%
ProFund VP UltraShort NASDAQ-100	1.68%
ProFund VP UltraSmall-Cap	1.68%
ProFund VP Utilities	1.68%

ProFund Access VP High Yield	1.68%

PROFUND ADVISORS LLC, a Maryland limited liability company			PROFUNDS, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir Chief Executive Officer		Todd B. Johnson President